Execution Copy

AGREEMENT

AGREEMENT entered into as of March 18, 2014 among Northsight Capital Inc., a Nevada corporation (the “Company”); Jenson Services, Inc., a Utah corporation, Travis Jenson, Thomas Howells, and Kelly Trimble, being shareholders of the Company  (individually, a “Company Shareholder” and collectively, the “Company Shareholders”); and Kuboo, Inc., a Texas corporation formerly known as Safe Communications, Inc. (“Kuboo”).

RECITALS:

WHEREAS, Kuboo acquired 10,000,000 “restricted” shares of the Company’s common stock, a controlling interest, pursuant to that certain Common Stock Purchase Agreement between the parties hereto dated as of May 26, 2011 (“SPA”).

WHEREAS, the Company and the Company Shareholders entered into a Principal Shareholders Agreement dated May 27, 2011 (“PSA”);

WHEREAS, Under the SPA, Kuboo was required to pay the Company an additional $50,000 in the event that the Company did not meet the conditions specified in Section 2.2 of the Agreement;

WHEREAS, Under the PSA, the Company was required to pay the Company Shareholders such additional $50,000 upon receipt from Kuboo in accordance with Section 1 of the PSA;

WHEREAS, (i) the Company wishes to release Kuboo from its obligation to pay to the Company the additional $50,000 under the SPA and (ii) the Company Shareholders wish to release the Company from any obligation under the PSA to pay the Company Shareholders such additional $50,000;

 WHEREAS, the Company Shareholders are willing to surrender an aggregate of 1,675,604 shares of Company common stock to the Company for cancellation, so that such shares can be returned to the status of authorized but unissued shares;

WHEREAS, although the Company has no legal obligation under this Agreement to file any Registration Statement with respect to any of the shares referenced herein, the Company presently intends to file a Registration Statement on Form S-1 with respect to certain outstanding shares of common stock, and, provided the Company files such a Registration Statement, the Company is willing to register on a piggy back basis on such registration statement an aggregate of 300,000 shares of Company common stock, as described more fully below;

NOW, THEREFORE, in consideration for the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Release of $50,000 Payment Obligation.  The Company Shareholders hereby fully release and forever discharge the Company and Kuboo from any obligation under the PSA or SPA (or otherwise) to make an additional $50,000 payment to the Company Shareholders.

2.

Release of Obligations under SPA.   The Company hereby fully releases and forever discharges Kuboo from any obligation to make the additional $50,000 payment to the Company pursuant to Section 2.2 of the SPA or otherwise.  The Company Shareholders hereby fully release and forever discharge the Company from any obligation to register Company shares pursuant Section 10.2 of the SPA or otherwise.

3.

Share Surrender.  The Company Shareholders shall, upon the execution of this Agreement and for no additional consideration, each surrender to the Company the number of shares of Company common stock set forth opposite their respective names below, with stock powers duly endorsed (with signatures medallion guaranteed) in favor of the Company:

Jenson Services, Inc.

600,778 shares

Thomas J. Howells

233,111 shares

Travis T. Jenson

258,111 shares

Kelly Trimble

583,604 shares

Total

1,675,604 shares

Execution Copy

Certificates (along with stock powers with signatures medallion guaranteed) evidencing the shares to be surrendered shall be delivered to the Company’s counsel (The Nossiff Law Firm, LLP, 300 Brickstone Sq., St. 201, Andover, MA, 01810). Company counsel will provide any particular instructions required by the transfer agent to Leonard Burningham (counsel to the Company Shareholders) so that the shares can be returned to the status of issued and unauthorized shares.    The Company shall cause any balance certificates to be issued according to instructions given by the surrendering shareholder within 21 days of receipt.  The Company will pay applicable transfer agent fees.

The 1,675,604 shares being surrendered hereunder reflects the agreement of the parties that 1,775,604 shares were to be surrendered (leaving the Company shareholders with 500,000 shares) and 100,000 new shares were to have been issued, so that the Company Shareholders would own an aggregate of 600,000 shares.

4.

Registration Rights.

First Registration. The company shareholder(s) listed below shall be entitled to “piggyback” registration rights, on a one time basis, for the number of Company common shares set forth opposite each person’s name (an aggregate of 300,000 shares) on the first 1933 Act registration of the Company’s securities filed on Form S-1 after the date hereof (“First Registration”).

Leonard Burningham

34,500

Thomas J. Howells

93,000

Travis T. Jenson

79,500

Kelly Trimble

93,000

Total:

300,000 shares

Second Registration. In addition, the company shareholder(s) listed below shall also be entitled to “piggyback” registration rights, on a one time basis, for the number of Company common shares set forth opposite each person’s name (an aggregate of 300,000 shares) on any new 1933 Act Registration Statement on Form S-1 filed after the effectiveness of the Registration Statement with respect to the First Registration.

Leonard Burningham

30,500

Thomas J. Howells

82,000

Travis T. Jenson

70,500

Kelly Trimble

82,000

Wayne Bassham

8,000

Mike Mcguire

13,500

Shelley Schoppe

13,500

Total:

300,000 shares

The Company shall bear all registration expenses of all such piggyback registrations, other than underwriting discounts and commissions and any legal fees incurred by the Company Principal Stockholders.

Execution Copy

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as an instrument under seal in multiple counterparts as of the date set forth above by their duly authorized representatives.

NORTHSIGHT CAPITAL, INC

S/John Gorman/

By:  John Gorman, President

KUBOO, INC.

 S/John Venners/

By: John P. Venners, President

Dated: 04/09/2014

PRINCIPAL SHAREHOLDERS:

JENSON SERVICES, INC.

S/Thomas Howells/

By: Thomas J. Howells, duly authorized

S/Thomas Howells/

Thomas J. Howells

S/Travis Jenson/

Travis T. Jenson

S/Kelly Trimble/

Kelly Trimble